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                                  MORTGAGE NOTE

$400,000.00                                                    Orlando, Florida
                                                                  March 1, 1999

         BEING INDEBTED FOR VALUE RECEIVED, the undersigned, BOAT TREE, INC., a Florida corporation (the "Maker"), promises to pay to JCJ FAMILY LIMITED PARTNERSHIP, a Florida limited partnership (the "Payee"), or order, in the manner hereinafter specified, the principal sum of Four Hundred Thousand and No/100ths Dollars ($400,000.00) with interest from date at the Note Rate as hereafter defined on the balance from time to time remaining unpaid. The said interest shall be payable in lawful money of the United States of America at 1924-33rd Street, Orlando, FL 32839, or at such other place as may hereafter be designated by written notice from the holder ("Holder") of this instrument to the Maker, on the dates and in the manner following:

                  A. Interest Rate. Interest shall accrue at the variable rate equal to the "SouthTrust Bank Prime Rate" (as hereinafter defined). The term "SouthTrust Bank Prime Rate" shall mean the annual rate of interest announced from time to time by SouthTrust, as its "Prime Rate." SouthTrust Bank Prime Rate is a reference rate for the information and use of SouthTrust Bank in establishing the actual rates to be charged its borrowers and, as such, is purely discretionary and is not necessarily the best or lowest rate charged borrowing customers of SouthTrust. If, at any time, or from time to time, the SouthTrust Bank Prime Rate increases or decreases, then the rate of interest applicable hereunder (the "Note Rate") shall be correspondingly increased or decreased as of the date (a "Change Date") on which such change occurs. Interest shall be computed on the principal balance from time to time outstanding.

                  B. Payments. Maker shall pay to Holder monthly payments of interest only. The first payment shall commence on April 1, 1999 and a payment shall be made on the 1st of each consecutive month thereafter through and including July 1, 2000. The entire principal balance plus any accrued interest will be due and payable on August 31, 2000.

         This note with interest is secured by a mortgage on real estate, of even date herewith, made by the maker hereof in favor of the said payee, and shall be construed and enforced according to the laws of the State of Florida.

         If default be made in the payment of any of the sums or interest mentioned herein or in said mortgage, or in the performance of any of the agreements contained herein, or in said mortgage, then the entire principal sum and accrued interest shall at the option of the holder hereof become at once due and collectible without notice, time being of the essence; and said principal sum and accrued interest shall both bear interest from such time until paid at the highest rate allowable under the laws of the State of Florida. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.



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         Each person liable hereon, whether maker or endorser, hereby waives presentment, protest, notice, notice of protest and notice of dishonor and agrees to pay all costs, including a reasonable attorneys' fee, whether suit be brought or not, if, after maturity of this note or default hereunder, or under said mortgage, counsel shall be employed to collect this note or to protect the security of said mortgage.

         Whenever used herein the terms "holder," "maker" and "payee" shall be construed in the singular or plural as the context may require or admit.

         Maker's address:  1924 33rd Street
                           Orlando, Florida  32839

                                    BOAT TREE, INC., a Florida corporation


                                    By:  /s/ Joseph G. Pozo, Jr.
                                         ------------------------------------
                                         Joseph G. Pozo, Jr., President